EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-76585 of Aviation Sales Company on Form S-3 of our report on the financial statements of Triad International Maintenance Corporation dated February 10, 1998, appearing in Form 8-K dated May 20, 1999, of Aviation Sales Company.

DELOITTE & TOUCHE LLP
Winston-Salem, North Carolina

May 20, 1999